Exhibit 99.1

Liberty Global to Participate in the Deutsche Bank

2009 Media & Telecom Conference

Englewood, Colorado – March 2, 2009: Liberty Global, Inc. (“Liberty Global”) (Nasdaq: LBTYA, LBTYB and LBTYK) will be participating in the Deutsche Bank 2009 Media & Telecom Conference on Tuesday, March 3, 2009 at 3:35 p.m. Eastern Time at The Breakers Hotel in Palm Beach, Florida. Liberty Global may make observations concerning its historical operating performance and outlook. The meeting will be webcast live at www.lgi.com. We intend to archive the webcast under the investor relations section of our website for approximately 30 days.

About Liberty Global

Liberty Global is the leading international cable operator offering advanced video, voice and broadband internet services to connect its customers to the world of entertainment, communications and information. As of December 31, 2008, Liberty Global operated state-of-the-art networks that served approximately 17 million customers across 15 countries principally located in Europe, Japan, Chile, and Australia. Liberty Global’s operations also include significant programming businesses such as Chellomedia in Europe.

For more information, please visit www.lgi.com or contact:

Investor Relations		Corporate Communications
Christopher Noyes K.C. Dolan Molly Bruce	+1.303.220.6693 +1.303.220.6686 +1.303.220.4202	Hanne Wolf Bert Holtkamp	+1.303.220.6678 +31.20.778.9447